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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30277) pertaining to the

       (i)       Knoll Retirement Savings Plan,
      (ii)       Knoll, Inc. 1997 Employee Stock Purchase Plan, and
     (iii)       Knoll, Inc. 1997 Stock Incentive Plan,

the Registration Statement (Form S-8 No. 333-49117) pertaining to the Knoll, Inc. 1997 Stock Incentive Plan and the Registration Statement (Form S-3 No. 333-85191) of Knoll, Inc. pertaining to the registration of 1,384,858 shares of common stock, of our report dated January 29, 1999 (except for Note 19, as to which the date is February 10, 1999, and Notes 20 and 24, as to which the date is March 24, 1999), with respect to the consolidated financial statements, as amended, and schedule of Knoll, Inc. included in this Form 10-K/A.

                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 9, 1999